UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2012

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	58-2086934
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 260 Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2012, Beazer Homes USA, Inc. (the “Company”) issued and sold $300 million aggregate principal amount of its 6.625% Senior Secured Notes due 2018 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were initially sold pursuant to a purchase agreement, dated July 11, 2012, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., UBS Securities LLC and Citigroup Global Markets Inc. (collectively the “Initial Purchasers”).

Interest on the Notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2012. The Notes will mature on April 15, 2018.

The Notes were issued under an Indenture, dated as of July 18, 2012 (the “Indenture”), among the Company, the Guarantors, U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as notes collateral agent (the “Collateral Agent”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments and create liens on assets of the Company or the Guarantors. The Indenture contains customary events of default.

Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. If the Company sells certain assets and does not reinvest the net proceeds in compliance with the Indenture, then the Company must use the net proceeds to offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest.

The Company may redeem the Notes at any time prior to July 15, 2015, in whole or in part, at a redemption price equal to 100% of the principal amount, plus a customary make-whole premium, plus accrued and unpaid interest to the redemption date. In addition, at any time on or prior to July 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at a redemption price equal to 106.625% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Thereafter, the Company may redeem some or all of the Notes at redemption prices set forth in the Indenture. These percentages range from 100.000% to 103.313%.

The Notes rank equally in right of payment with all of the Company’s existing and future senior obligations, senior to all of the Company’s existing and future subordinated indebtedness and effectively subordinated to the Company’s existing and future first-priority secured indebtedness, including indebtedness under the Company’s revolving credit facility to the extent of the value of the assets securing such indebtedness. The Notes and related guarantees are structurally subordinated to all indebtedness and other liabilities of all of the Company’s subsidiaries that do not guarantee the Notes. The Notes are fully and unconditionally guaranteed jointly and severally on a senior secured basis by the Guarantors.

The Notes and the guarantees are secured on a second-priority basis, subject to exceptions specified in the security documents and permitted liens, by substantially all of the tangible and intangible assets of the Company and the Guarantors, but excluding in any event the capital stock of any subsidiary or other affiliate held by the Company or any Guarantor. Under circumstances specified in the Indenture, the liens on the collateral may be released without the consent of the holders of Notes. In connection with the offering of Notes, the Company and the Collateral Agent entered into a collateral agreement governing the security interests in the collateral. In addition, the Company and the Collateral Agent executed a joinder agreement to the Company’s existing intercreditor agreement governing the priority of liens on the collateral securing the Notes, the Company’s existing 2017 Notes (as defined below) and the Company’s revolving credit facility.

In connection with the issuance of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of July 18, 2012 (the “Registration Rights Agreement”), with the Initial Purchasers. The Registration Rights Agreement requires the Company to register under the Securities Act 6.625% Senior Secured Notes due 2018 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately placed Notes for the publicly registered Exchange Notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately placed Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period would require the Company to pay as liquidated damages additional interest on the privately placed Notes until the failure to comply is cured.

The foregoing descriptions of the Notes, the Indenture and the Registration Rights Agreement are qualified in their entirety to the forms of the Notes, the Indenture and the Registration Rights Agreement filed herewith as exhibits and incorporated in this Item 1.01 by reference.

The Initial Purchasers have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses, including in connection with the Company’s recent offerings of common stock and tangible equity units. In addition, affiliates of certain of the Initial Purchasers have entered into a commitment letter with the Company for a proposed $150 million secured revolving credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On July 18, 2012, the Company used a portion of the net cash proceeds from the offering of the Notes to pre-fund the redemption of all $250,000,000 in aggregate principal amount outstanding of its 12% Senior Secured Notes due 2017 (the “2017 Notes”) and satisfy and discharge its obligations under the indenture governing the 2017 Notes.

On July 18, 2012, the Company issued a press release announcing the completion of the offering of the Notes and other transactions, which is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture for 6.625% Senior Secured Notes due 2018, dated July 18, 2012, by and among the Company, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as Collateral Agent.

4.2	Form of 6.625% Senior Secured Note due 2018 (included in Exhibit 4.1).

4.3	Registration Rights Agreement for 6.625% Senior Secured Notes due 2018, dated July 18, 2012, by and among the Company, the subsidiary guarantors party thereto, and the Initial Purchasers.

99.1	Press Release dated July 18, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2012

BEAZER HOMES USA, INC.

By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

4.1	Indenture for 6.625% Senior Secured Notes due 2018, dated July 18, 2012, by and among the Company, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as Collateral Agent.

4.2	Form of 6.625% Senior Secured Note due 2018 (included in Exhibit 4.1).

4.3	Registration Rights Agreement for 6.625% Senior Secured Notes due 2018, dated July 18, 2012, by and among the Company, the subsidiary guarantors party thereto, and the Initial Purchasers.

99.1	Press Release dated July 18, 2012